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For Additional Information: Marty Tullio or Mark Tullio McCloud Communications, LLC 949.553.9748 marty@McCloudCommunications.com mark@McCloudCommunications.com

FOUNTAIN POWERBOATS ANNOUNCES 11 PERCENT REVENUE INCREASE
TO $18.5 MILLION FOR THE THIRD QUARTER OF FISCAL 2006

Management Provides Net Income Guidance for Fiscal 2006

WASHINGTON, NC - May 11, 2006 - Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced results for the third quarter and nine-month period ended March 31, 2006.

According to Fountain Powerboat Chief Financial Officer Irving Smith, management has also provided guidance for the remainder of the fiscal year ending June 30, 2006. Management expects to report revenue for its year ending June 30, 2006 of between $77 million and $78 million with net income of between $1.2 million and $1.4 million, or net earnings per share of between $0.25 and $0.29 respectively. The Company’s backlog as of March 31, 2006 was approximately $49 million.

Highlights for the third quarter and nine-month period:

Sales up 10.2 percent for the nine-month period
•	Net Sales for the third quarter of fiscal 2006 were $18,526,332, an increase of approximately 11 percent, compared to net sales of $16,714,140 for the comparable quarter of fiscal 2005.

•	Net sales for the nine-month period of fiscal 2006 increased approximately 10.2 percent to $55,894,161, compared to net sales of $50,712,967 for the nine-month period of fiscal 2005.

Profit: Gross profit up 29 percent, operating profit up 129 percent for the nine-month period
•
Gross profit for the quarter was $2,764,533, with a gross profit margin of approximately 15 percent, versus a gross profit of $2,891,593 and a gross profit margin of 17 percent for the third quarter of fiscal 2005.

“Our gross profit for the third quarter was affected by three components,” commented Fountain Powerboats Chief Financial Officer Irving Smith. “During the third quarter, we placed a hold on 38’ cruiser shipments to dealers in order to complete a major new redesign. We now have a cruiser backlog and will begin shipping the redesigned 38’ cruisers during the fourth quarter. Also there has been a resurgence of interest in the sport boat market, and to maintain our leadership position within this market, we initiated a special pricing program during the quarter. Thus far, the program has been a tremendous success.

FOUNTAIN POWERBOATS ANNOUNCES REVENUE INCREASES 11 PERCENT TO $18.5 MILLION FOR THE THIRD FISCAL QUARTER OF 2006

“The last component that affected our gross profit,” continued Smith, “was the increase in accounting and legal expenses associated with the restatement of the Company’s consolidated financial statements for fiscal 2004 and the first three quarters of fiscal 2005, along with the consulting fees associated with preparation of internal audit processes required by Sarbanes-Oxley. It is important to note that these are non-recurring expenses and are not anticipated to affect gross profits for the fourth quarter.”

•
Gross profit for the nine-month period increased 28.6 percent to $9,338,349, with a gross profit margin of approximately 17 percent, versus a gross profit of $7,260,644, with a gross profit margin of approximately 14 percent for comparable nine-month period of fiscal 2005.

•	Operating profit for the third quarter was $276,203, a 55 percent decrease when compared to operating profit of $607,833 for the third quarter of fiscal 2005.

•	Operating profit for the nine-month period increased 129 percent to $2,092,056, compared to operating profit of $912,218 for the nine-month period of fiscal 2005.

Net income for the nine-month period up significantly
•
Net income for the third quarter was $22,410, or net earnings per share of $0.00 on a basic and diluted basis, versus net income of $360,460, or net earnings per share of $0.07 on a basic and diluted basis, for the third quarter of fiscal 2005.

•
Net income for the nine-month period increased significantly to $1,038,764, or earnings per share of $0.22 on a basic and diluted basis, compared to a net income of $124,528, or a net income per share of $0.03 on a basic and diluted basis, for the nine-month period of fiscal 2005.

“We are not pleased with the gross profit or net income for the third quarter. As a 26 year old company with a seasoned management team, we know we can do much better,” commented Fountain. “With the help of an industry consultant, we are implementing Lean Manufacturing techniques which have successfully assisted management and employees to significantly enhance processes in the manufacturing facility, as well as implement best business practices throughout the entire organization.

”We will closely monitor our operations during the transition as we believe adoption of a new business culture will benefit our company, dealers and shareholders,” added Fountain. While the increased petroleum prices and interest rates have not impacted our business model, our goal going into the new year is to better manage our top line growth so that we can improve our gross margins and net income.”

The Company's balance sheet remains strong, with almost $2.3 million in cash and cash equivalents and a current ratio of 1.21:1. Shareholders' equity was approximately $7.6 million, a 13 percent increase, compared to $6.7 million for the third quarter of fiscal 2005. Cash on hand, accounts receivable and key-man life insurance value, together provide the company with approximately $8.6 million in liquid assets.

The Company will hold a conference call today at 11:00 a.m. Eastern Daylight Time. The toll-free conference call dial-in number for U.S. callers is 866.672.2663. The dial-in number for international callers is 973.582.2822. The passcode for the call is 7257780. Please dial in five minutes before the call is scheduled to begin. An audio replay of the conference call will be available from May 11 through 18, 2006, and can be accessed by dialing 877.519.4471 in the U.S., or 973.341.3080 from outside the U.S., and entering passcode 7257780.

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FOUNTAIN POWERBOATS ANNOUNCES REVENUE INCREASES 11 PERCENT TO $18.5 MILLION FOR THE THIRD FISCAL QUARTER OF 2006

Additionally, the conference call is being webcast by Vcall and can be accessed by visiting www.InvestorCalendar.com or Fountain Powerboats’ web site, www.fountainpowerboats.com. The event will be archived and available for replay through Friday, August 11, 2006.

About Fountain Powerboat Industries
Fountain Powerboat Industries has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and sport cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 238,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

(Tables Follow)

FOUNTAIN POWERBOATS ANNOUNCES REVENUE INCREASES 11 PERCENT TO $18.5 MILLION FOR THE THIRD FISCAL QUARTER OF 2006

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,280,394
Accounts receivable, net	4,067,805
Inventories	7,893,375
Prepaid expenses	1,308,175

Total Current Assets	15,549,749

Property, Plant & Equipment	47,451,410
Less: Accumulated Depreciation	(30,247,599)

17,203,811

CASH SURRENDER VALUE LIFE INSURANCE	2,352,213
OTHER ASSETS	927,615

TOTAL ASSETS	$36,033,388

March 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities - long-term debt	$700,626
Accounts payable - trade	3,497,283
Accrued expenses and other liabilities	1,334,061
Dealer incentives	5,733,578
Customer deposits	832,507
Allowance for boat repurchases	29,133
Warranty reserve	766,579

Total Current Liabilities	12,893,767

LONG-TERM DEBT, less current maturities	15,411,012
COMMITMENTS AND CONTINGENCIES (Note 5)

Total Liabilities	28,304,779

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,834,275 shares issued and outstanding as of March 31, 2006 and June 30, 2005	48,342
Additional paid-in capital	10,558,853
Accumulated deficit	(2,996,620)

7,610,575

Less: Treasury stock, at cost 15,000 shares	(110,748)
Accumulated other comprehensive income from interest rate swap	228,782

Total Stockholders’ Equity	7,728,609

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,033,388

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FOUNTAIN POWERBOATS ANNOUNCES REVENUE INCREASES 11 PERCENT TO $18.5 MILLION FOR THE THIRD FISCAL QUARTER OF 2006

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended

	March 31, 2006	March 31, 2005
NET SALES	$18,526,332	$16,714,140
COST OF SALES	15,761,799	13,822,547
Gross Profit	2,764,533	2,891,593
EXPENSES:
Selling expenses	1,484,647	1,459,364
General and administrative expenses	1,063,484	824,396
Total Expenses	2,548,131	2,283,760
OPERATING INCOME	216,402	607,833
NON-OPERATING INCOME (EXPENSE):
Other income	25,429	3,966
Interest expense	(219,421)	(252,308)
Total Non-operating Expense	(193,992)	(248,342)
INCOME BEFORE INCOME TAXES	22,410	359,491
CURRENT TAX EXPENSE (BENEFIT)	—	(969)
NET INCOME	$22,410	$360,460
BASIC EARNINGS PER SHARE	$0.00	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,814,275
DILUTED EARNINGS PER SHARE	$0.00	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,993,041	4,927,051

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FOUNTAIN POWERBOATS ANNOUNCES REVENUE INCREASES 11 PERCENT TO $18.5 MILLION FOR THE THIRD FISCAL QUARTER OF 2006

	For the Nine Months Ended

	March 31, 2006	March 31, 2005
NET SALES	$55,894,161	$50,712,967
COST OF SALES	46,555,812	43,452,323
Gross Profit	9,338,349	7,260,644
EXPENSES:
Selling expenses	4,211,356	3,994,954
General and administrative expenses	3,034,937	2,353,472
Total Expenses	7,246,293	6,348,426
OPERATING INCOME	2,092,056	912,218
NON-OPERATING INCOME (EXPENSE):
Other income (expense)	(25,671)	4,758
Interest expense	(1,027,621)	(793,417)
Total Non-operating Expense	(1,053,292)	(788,659)
INCOME (LOSS) BEFORE INCOME TAXES	1,038,764	123,559
CURRENT TAX EXPENSE (BENEFIT)	—	(969)
NET INCOME (LOSS)	$1,038,764	$124,528
BASIC EARNINGS (LOSS) PER SHARE	$0.21	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,812,255
DILUTED EARNINGS (LOSS) PER SHARE	$0.21	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,910,072	4,878,400

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